EXHIBIT 99.1

Pacific Premier Bancorp, Inc. to Acquire Heritage Oaks Bancorp

Highlights of the Announced Transaction:

  Strengthens Pacific Premier’s position as one of the leading commercial banks in California with $6.0 billion in total assets on a pro forma basis

  Extends Pacific Premier’s geographic footprint into the Central Coast of California with Heritage Oaks’ 12 branches and $2.0 billion in total assets

  Compelling economics for Pacific Premier’s shareholders – immediately accretive to tangible book value and earnings per share

IRVINE, Calif., Dec. 13, 2016 (GLOBE NEWSWIRE) -- Pacific Premier Bancorp, Inc. (NASDAQ:PPBI) (the “Company”, “Pacific Premier”, “we”, “us” or “our”), the holding company of Pacific Premier Bank (“Pacific Premier Bank”) and Heritage Oaks Bancorp (NASDAQ:HEOP) (“Heritage Oaks”) today announced that they have entered into a definitive agreement under which Pacific Premier will acquire Heritage Oaks in a stock transaction for total consideration of approximately $405.6 million, or $11.68 per share, based on a closing price for Pacific Premier’s common stock of $33.65 as of December 12, 2016. The Company expects the transaction will be immediately accretive to tangible book value per share and 5.2% accretive to earnings per share in 2018.

Heritage Oaks, the holding company of Heritage Oaks Bank (“Heritage Oaks Bank”), is headquartered in Paso Robles, California with $2.0 billion in total assets, $1.3 billion in gross loans and $1.6 billion in total deposits at September 30, 2016. Heritage Oaks has 12 branches located in San Luis Obispo County and Santa Barbara County and a loan production office located in Ventura County.  The transaction will increase Pacific Premier’s total assets to approximately $6.0 billion on a pro forma basis.

Steve R. Gardner, Chairman and Chief Executive Officer of the Company, commented, “Heritage Oaks has built a highly attractive franchise with a strong team of relationship managers and a commitment to superior customer service. We have known the executive management team at Heritage Oaks for many years and we believe their bank will be an excellent fit with our existing franchise.  As the largest bank headquartered in California’s Central Coast, Heritage Oaks has built a leading market share and a high quality, low-cost core deposit base. We believe this combination and our entrance into the California Central Coast market will strengthen the Pacific Premier franchise and provide us with improved growth opportunities, greater earnings power, and meaningful operational scale as a $6.0 billion asset bank.”

Mr. Gardner continued, “This is a significant opportunity for our combined shareholders, customers and employees. Heritage Oaks’ existing customers will continue to receive the same excellent customer service and products without disruption. Additionally, we expect the financial impact will produce stronger profitability and returns for the combined shareholder base.”

“We believe the combination with Pacific Premier will create one of the most attractive commercial banks in California with a footprint that extends from Paso Robles to San Diego,” said Simone F. Lagomarsino, President and Chief Executive Officer of Heritage Oaks. “Our customers will become part of a larger banking franchise that can offer an expanded array of products and services.”

The earnings per share accretion estimates are based on estimated costs savings of approximately 26.5% of Heritage Oaks’ non-interest expense, with 60% of the cost savings phased-in during 2017 and 100% phased-in during 2018.  The earnings per share accretion estimates do not include any assumption of revenue synergies.

Expected benefits of the transaction include:

  Higher levels of profitability driven by earnings accretion and increasing operating scale;

  Broader base of low-cost core deposits;

  Opportunities to redeploy Heritage Oaks’ excess liquidity into higher-yielding assets;

  Increased diversification from both a geographic and loan mix perspective;

  Broader market presence provides greater opportunities for future in-market acquisitions; and

  Unique opportunity to expand franchise without diluting tangible book value per share.

Transaction Details

Under the terms of the definitive agreement, upon consummation of the transaction, holders of Heritage Oaks common stock will have the right to receive 0.3471 shares of Pacific Premier common stock for each share of Heritage Oaks common stock they own. Based on a $33.65 closing price of Pacific Premier’s common stock on December 12, 2016, the aggregate merger consideration is approximately $405.6 million or $11.68 per share of Heritage Oaks common stock.

Existing Pacific Premier shareholders will own approximately 69.9% of the outstanding shares of the combined company and Heritage Oaks shareholders are expected to own approximately 30.1%.

The merger agreement provides for three directors from Heritage Oaks to be added to the Board of Directors of Pacific Premier, including Simone Lagomarsino, President & CEO of Heritage Oaks, Michael J. Morris, Chairman of Heritage Oaks, and Michael E. Pfau, Vice-Chairman of Heritage Oaks. Pacific Premier plans to retain Heritage Oaks’ relationship bankers and key members of the Heritage Oaks leadership team, including Rob Osterbauer and Brooks Wise.

The transaction is expected to close early in the second quarter of 2017, subject to satisfaction of customary closing conditions, including regulatory approvals and approval of Heritage Oaks’ shareholders, as well as the Company’s shareholders. The directors and select executive officers of Heritage Oaks have entered into agreements with the Company and Heritage Oaks pursuant to which they have committed to vote their shares of Heritage Oaks common stock in favor of the acquisition. For additional information about the proposed acquisition of Heritage Oaks, shareholders are encouraged to carefully read the definitive agreement that was filed with the Securities and Exchange Commission (“SEC”) today.

D.A. Davidson & Co. acted as financial advisor to the Company in the transaction and delivered a fairness opinion to the Board of Directors of the Company. Holland & Knight LLP served as legal counsel to the Company. Sandler O’Neill + Partners L.P. acted as financial advisor to Heritage Oaks in the transaction and delivered a fairness opinion to the Board of Directors of Heritage Oaks.  Manatt, Phelps & Phillips, LLP served as legal counsel to Heritage Oaks.

Conference Call, Webcast and Investor Presentation

The Company will host a conference call at 8:00 a.m. PT / 11:00 a.m. ET on Tuesday, December 13, 2016 to discuss the merger announcement.  Analysts and investors may participate in the question-and-answer session.  The conference call can be accessed by telephone at 866-290-5977 and asking to join the “Pacific Premier Bancorp” conference call.  Additionally a telephone replay will be made available through December 20, 2016 at 877-344-7529, access code 10097887.  The conference call will be webcast live on the Investor Relations section of the Company’s website.  An archived version of the webcast will be made available in the same location shortly after the live call has ended.

A presentation to be discussed on the conference call will be available on the Presentations page of the Company’s investor relations website at 6:00 a.m. ET on December 13, 2016.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with $3.8 billion in assets. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Los Angeles, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 16 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Murrieta, Newport Beach, Orange, Palm Desert, Palm Springs, Redlands, Riverside, San Bernardino, and San Diego

About Heritage Oaks Bancorp

With $2.0 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank.  Heritage Oaks Bank operates two branch offices each in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard.  Heritage Oaks Bank conducts commercial banking business in San Luis Obispo, Santa Barbara, and Ventura counties.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements regarding the Company, Heritage Oaks and the proposed acquisition. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; governmental approval of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the acquisition; conditions to the closing of the acquisition may not be satisfied; the shareholders of Heritage Oaks may fail to approve the consummation of the acquisition; and the shareholders of the Company may not approve the issuance of shares of the Company common stock for the acquisition. Annualized, pro forma, projected and estimated numbers in this press release are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The Company and Heritage Oaks undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information About the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed acquisition transaction, a registration statement on Form S-4 will be filed with the SEC by the Company. The registration statement will contain a joint proxy statement/prospectus to be distributed to the shareholders of Heritage Oaks and the Company in connection with their vote on the acquisition. SHAREHOLDERS OF HERITAGE OAKS AND THE COMPANY ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final joint proxy statement/prospectus will be mailed to shareholders of Heritage Oaks and the Company. Investors and security holders will be able to obtain the documents, and any other documents the Company and Heritage Oaks have filed with the SEC, free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by the Company and Heritage Oaks will be available free of charge by (1) accessing the Company’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) accessing the Heritage Oaks website at www.heritageoaksbank.com under the “Investor Relations” link and then under the heading “SEC Filings,” (3) writing the Company at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations or (4) writing Heritage Oaks at 1222 Vine Street Paso Robles, CA 93446, Attention: Corporate Secretary.

The directors, executive officers and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about the directors and executive officers of the Company is included in the proxy statement for its 2016 annual meeting of the Company shareholders, which was filed with the SEC on April 27, 2016. The directors, executive officers and certain other members of management and employees of Heritage Oaks may also be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of Heritage Oaks. Information about the directors and executive officers of Heritage Oaks is included in the proxy statement for its 2016 annual meeting of the Heritage Oaks shareholders, which was filed with the SEC on April 26, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Pacific Premier Bancorp, Inc.
Steve R. Gardner
Chairman & Chief Executive Officer
(949) 864-8000
sgardner@ppbi.com

Pacific Premier Bancorp, Inc.
Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
(949) 864-8000
rnicolas@ppbi.com

or

Heritage Oaks Bancorp
Simone F. Lagomarsino
President and Chief Executive Officer
(805) 369-5260
slagomarsino@heritageoaksbank.com